Exhibit 3.4

Execution Copy

BYLAWS

OF

CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.

(a Delaware corporation)

ARTICLE I.

IDENTIFICATION; OFFICES

Section 1.1 Name. The name of the corporation is Castle Creek Pharmaceutical Holdings, Inc. (the “Corporation”).

Section 1.2 Offices. The registered office of the Corporation in the State of Delaware shall be the registered office initially designated in the Certificate of Incorporation of the Corporation (as amended or as amended and restated from time to time, the “Certificate of Incorporation”), or such other office (which need not be a place of business of the Corporation) as the Board of Directors of the Corporation (the “Board of Directors”) may designate from time to time in the manner provided by law. The principal office of the Corporation shall be at 6 Century Drive, 2nd Floor, Parsippany, NJ 07054, or such other location as the Board of Directors may designate from time to time. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II.

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as may be determined by resolution of the Board of Directors. At each annual meeting the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these Bylaws.

Section 2.2 Special Meeting. A special meeting of the stockholders of the Corporation may be called by the Chief Executive Officer, the President or the Board of Directors. The Corporation may elect to call a special meeting upon the demand of the holders of at least ten percent (10%) of all of the outstanding shares of the Corporation (on an as-converted basis) who are entitled to vote on the matter for which the meeting is called.

Section 2.3 Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, then the meeting shall be held by means of remote communication as defined in Section 211(a)(2) of the General Corporation Law of the State of Delaware, as amended (“DGCL”).

Section 2.4 Notice of Meeting.

(a) Unless waived as herein provided, written notice of each annual or special meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by mail or by Electronic Transmission (as defined below), by or at the direction of the Chief Executive Officer, the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Attendance at any meeting in person or by proxy shall constitute waiver of notice thereof unless the person or proxy at the meeting objects to the holding of the meeting because notice was not given. A waiver of notice of a meeting in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. When a meeting is adjourned to another time or place in accordance with Section 2.5 of these Bylaws, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken.

(b) For purposes of these Bylaws, “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced on paper form by such a recipient through an automatic process. Except as otherwise prohibited by the DGCL, and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of Electronic Transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by Electronic Transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of Electronic Transmission, when directed to the stockholder.

(c) Except as otherwise prohibited under the DGCL and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 2.4(c). Any such consent shall be revocable by the stockholders by written notice to the Corporation.

Section 2.5 Quorum. Unless otherwise provided by law or in the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on a matter, represented either in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of stockholders. If less than a majority of the outstanding shares of the Corporation are represented at such meeting, then a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting where a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

Section 2.6 Fixing of Record Date. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or in order to make a determination of stockholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders such date in any case to be not more than sixty (60) days and, for a meeting of stockholders, not less than ten (10) days immediately preceding such meeting. If no record date is fixed pursuant to the foregoing, then the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the payment of any dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. For purposes of determining the stockholders entitled to express consent to a corporate action in writing, the Board of Directors may fix in advance a date as the record date for such determination no later than ten (10) days after the date upon which the resolution fixing the record date was adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

Section 2.7 List of Stockholders. The officer or agent having charge of the transfer book for shares of the Corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 Voting. Unless otherwise provided by the Certificate of Incorporation, each outstanding share shall be entitled to one (1) vote at a meeting of stockholders. A stockholder may vote either in person or by proxy. All questions posed at a meeting, unless otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, shall be decided by a majority of the votes thus cast.

Section 2.9 Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her, with or without a meeting, by signing an appointment form and delivering it to the person so appointed. All proxies shall expire eleven (11) months following the date of execution thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the will of the stockholder executing it, except as otherwise provided by law, by a writing delivered to the Corporation stating that the proxy is so revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

Section 2.10 Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

Section 2.11 Informal Action of Stockholders.

(a) Any action required to be taken at a meeting of the stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.

(b) If any such consent is signed by less than all of the stockholders entitled to vote with respect to the subject matter thereof, then after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be delivered in writing to those stockholders who have not consented in writing.

Section 2.12 Organization. The President shall preside at all meetings of the stockholders, or in his or her absence, the Vice President, or in the absence of the foregoing persons, a chairman of the meeting chosen by a majority of the Board of Directors attending the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders and keep the minutes. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 2.13 Waiver of Section 220 of the DGCL. Each stockholder, expressly, irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right it may have to inspect the Corporation’s books and record pursuant to Section 220 of the DGCL. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 2.13. For the avoidance of doubt, this waiver does not apply to any contractual rights to inspect the Corporation’s books and records which a stockholder may have pursuant to an agreement between the Corporation and such stockholder.

ARTICLE III.

DIRECTORS

Section 3.1 Number and Tenure of Directors. The Board of Directors shall consist of one or more members. The initial number of directors shall be one (1) director, and thereafter, unless otherwise required by law or the Certificate of Incorporation, shall be fixed from time to time by resolution of the majority of the Board of Directors or the stockholders of the Corporation holding at least a majority of the voting power of the Corporation’s outstanding stock then entitled to vote at an election of directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. A director shall hold office until the annual stockholders’ meeting next succeeding his or her election and further until his or her successor is elected and qualified, or until the effective date of his or her resignation or removal. Any director may resign from office by giving notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation.

Section 3.2 Election of Directors. The Board of Directors shall initially consist of the person or persons elected by the incorporator or named in the Corporation’s initial Certificate of Incorporation. Thereafter, directors shall be elected at the annual meeting of stockholders. In all elections for directors, unless otherwise agreed upon in a separate voting agreement by and between the Corporation and its stockholders, directors shall be elected by a plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote in the election of directors.

Section 3.3 Annual and Regular Meetings. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without other notice than this Bylaw on the same day and at the same place as the annual meeting of stockholders and immediately following such annual meeting of stockholders, or as soon thereafter as is practicable. Additional regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors may determine, by resolution, from time to time. The Secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given. The Chairman of the Board shall preside at all meetings of the Board of Directors.

Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the President or at least two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5 Notice of Special Meetings of the Board of Directors. Prompt notice of any special meeting of the Board of Directors shall be given to each director at his or her address, either personally or by mail or Electronic Transmission (as defined above).

Section 3.6 Waiver of Notice of Meetings of the Board of Directors. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7 Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business. If less than a majority of the directors then in office are present at a meeting of the Board of Directors, then a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.8 Voting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Certificate of Incorporation or by these Bylaws.

Section 3.9 Vacancies.

(a) Unless otherwise agreed upon in a separate voting agreement by and between the Corporation and its stockholders, vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the terms for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.

Section 3.10 Removal.

(a) Unless otherwise agreed upon in a separate voting agreement by and between the Corporation and its stockholders, a director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that (i) the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of one or more of the directors named in the notice, and (ii) if less than the entire board is to be removed or if the stockholders cumulate their votes, then no director may be removed, with or without cause, if the votes against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the Board of Directors.

Section 3.11 Committees. The Board of Directors by resolution may provide for such standing or special committees as it deems desirable and may discontinue the same at its pleasure. Subject to any applicable law, each committee shall consist of one or more of the directors of the Corporation as determined by the Board of Directors. Each such committee shall have the powers to perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. A majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for any committee action. Vacancies in the membership of any committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any committee may act by unanimous consent in writing without a meeting and, subject to action by the Board of Directors, each committee, by a majority vote of its members, shall determine the time and place of meetings and the notice therefor.

Section 3.12 Informal Action of Directors. Unless specifically prohibited by the Certificate of Incorporation, any action which may be taken by the Board of Directors or any committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE IV.

OFFICERS

Section 4.1 General Provisions. The Board of Directors shall elect a Chief Executive Officer, a President and a Secretary of the Corporation. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two (2) or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, then such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 4.3 of these Bylaws, each officer shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights between such officer.

Section 4.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

Section 4.4 Non-Executive Chairman of the Board. The Chairman of the Board shall have the powers and perform the duties incident to that position, but, except as may be expressly authorized by the Board of Directors, shall have no executive function or authority. He shall preside at all meetings of the Board of Directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these Bylaws.

Section 4.5 The President, Chief Executive Officer.

(a) The President shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The President may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The President shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

(b) In the absence of a separately elected President, the Chief Executive Officer shall be the President of the Corporation, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors.

Section 4.6 The Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 4.7 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 4.8 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 4.9 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 4.10 The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 4.11 Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

Section 4.12 Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE V.

INDEMNIFICATION

Section 5.1 Right to Indemnity.

(a) The Corporation shall, to the fullest extent to which it is empowered to do so by the DGCL, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The Corporation shall, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of the Corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) To the extent that a director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) by a committee of disinterested directors designated by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (iii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders. Any determination shall take into account any superseding agreements by and between the Corporation and such person seeking indemnification.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation to the applicable director or officer in advance of the final disposition of such action, suit or proceeding upon (i) receipt of an undertaking by or on behalf of such director or officer, to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article V, and (ii) upon receipt of the director of a written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct described in subsections (a) and (b).

(f) The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under this Article V.

Section 5.3 Contract with the Corporation. The provisions of this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in any such capacity at any time while this Article V and the relevant provisions of the Act or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article V shall not affect any rights or obligations then existing with respect to any state of facts then or heretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

ARTICLE VI.

CERTIFICATES FOR SHARES

Section 6.1 Certificates. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chief Executive Officer or the President and by the Secretary or Chief Financial Officer of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 6.2 Signatures of Former Officers. If any officer who has signed a certificate representing shares of the Corporation shall have ceased to be such officer of the Corporation before the certificate is issued by the Corporation, the certificate nevertheless may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance.

Section 6.3 Transfer of Shares. Transfers of shares of the Corporation shall be made (a) only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of a certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the rights and powers of an owner of shares.

Section 6.4 Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of its, his or her knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board of Directors may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

ARTICLE VII.

DISTRIBUTIONS

Section 7.1 Distributions. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in the manner and upon the terms and conditions provided by law. The provisions of Section 2.6 of these Bylaws shall control for purposes of determining stockholders entitled to receive distributions, if any.

ARTICLE VIII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 8.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.2 Loans. No loans, other than debt incurred in the ordinary course of business, shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general to a specific officer or officers or confined to specific instances.

Section 8.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as the Board of Directors, by resolution, may designate or as provided in these Bylaws.

Section 8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE IX.

AMENDMENTS

Section 9.1 Amendments of Bylaws. Unless otherwise provided in the Certificate of Incorporation, these Bylaws shall be subject to alteration, amendment, repeal or the adopting of new Bylaws by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation or by the action of the Board of Directors of the Corporation; provided, however, that no Bylaw adopted by the stockholders may be altered, amended or repealed by the Board of Directors if these Bylaws so provide.

ARTICLE X.

FISCAL YEAR

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each calendar year or such other date as shall be determined by the Board of Directors.

ARTICLE XI.

EXCLUSIVE FORUM

Section 11.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 11.1 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 11.1 (including, without limitation, each portion of any sentence of this Section 11.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.1.